UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road Princeton Junction, New Jersey		08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2013 annual shareholders meeting on October 15, 2013. Shareholders elected the seven nominees to the Board of Directors for one-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014, approved the Mistras Group 2009 Long-Term Incentive Plan and approved the Company’s executive compensation programs. These were the only matters voted upon at the meeting. The voting results are as follows.

1. The seven nominees for election to the Board of Directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-votes
Daniel M. Dickinson	26,363,888	13,034	951,441
James J. Forese	26,363,917	13,005	951,441
Richard H. Glanton	25,738,410	638,512	951,441
Michael J. Lange	25,649,533	727,389	951,441
Ellen T. Ruff	25,742,923	633,999	951,441
Manuel N. Stamatakis	25,643,787	733,135	951,441
Sotirios J. Vahaviolos	25,643,736	733,186	951,441

2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was ratified based upon the following votes:

Number of Votes
Votes for ratification	27,310,404
Votes against	1,692
Abstentions	16,267

There were no broker non-votes for this item.

3. The vote on the Mistras Group 2009 Long-Term Incentive Plan was approved based upon the following votes:

Number of Votes
Votes for approval	23,619,827
Votes against	2,754,210
Abstentions	2,885
Broker Non-votes	951,441

4. The advisory vote on the Company’s executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	25,306,877
Votes against	1,061,142
Abstentions	8,903
Broker Non-votes	951,441

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: October 17, 2013	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

2